Exhibit 2.2

                            LIST OF OMITTED SCHEDULES


Exhibit A             Form of Lockup Agreement

Exhibit B             Form of Investment Letter

Exhibit C             Form of Opinion of Counsel to USA and its Stockholders

Exhibit D             Form of Opinion of Counsel to ASPAC and ASPAC Stockholders

Exhibit E             Form of Opinion of Counsel to ASPAC

Schedule 4.2:         Debt Instruments

Schedule 4.3:         ASPAC Subsidiaries

Schedule 4.5:         Financial Statements

Schedule 4.7:         ASPAC Litigation

Schedule 4.8:         Noncompliance with Laws

Schedule 4.9:         Absence of Certain Changes

Schedule 4.10:        Asset Ownership Exceptions

Schedule 4.11:        Tax Liabilities of ASPAC

Schedule 4.12:        List of Material Contracts

Schedule 4.14:        Operating Permits/Licenses Exceptions

Schedule 5.8:         USA Litigation

Schedule 5.10:        Tax Liabilities of USA


         Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of the omitted Disclosure Schedules to the Commission, upon request.